Exhibit 10.15

LIQUID TRADING INTERNATIONAL, LLP

DEMAND PROMISSORY NOTE

$5,000,000	June 11, 2012

FOR VALUE RECEIVED, LIQUID TRADING INT’L, LLP, a limited liability partnership incorporated in England and Wales (the “Company”), unconditionally promises to pay to the order of LIQUID HOLDINGS GROUP, LLC, a Delaware limited liability company (“Lender”), in the manner and at the place hereinafter provided, the principal amount of five million dollars ($5,000,000) on demand but in any event no later than May 15, 2013; provided that in no case may Lender make such demand earlier than the date that is 90 days from the date hereof.

The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate per annum equal to 3.00%; provided that any principal amount not paid when due and, to the extent permitted by applicable law, any interest not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (both before, as well as after judgment), shall bear interest payable upon demand at a rate that is 1.00% per annum in excess of the rate of interest otherwise payable under this Note. Interest on this Note shall be payable in arrears on the last day of each month, commencing July 31, 2012, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Lender on the basis of a 365/366-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

1. Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender located at 800 Third Avenue, 39th Floor, New York, NY 10022, or at such other place as Lender may direct. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Each of Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

2. Prepayments. The Company shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty upon at least two Business Days’ notice to the Lender; provided that each such prepayment shall be in a minimum amount of $100,000 and integral multiples of $10,000 in excess of that amount.

Each prepayment hereunder shall be accompanied by any unpaid interest accrued on the principal amount of the Note being prepaid to the date of such prepayment.

3. Covenants. The Company covenants and agrees that until this Note is paid in full it will:

(a) promptly provide to Lender all financial and operational information with respect to the Company as Lender may reasonably request;

(b) promptly after the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide Lender with a certificate of the chief executive officer or chief financial officer of the Company specifying the nature thereof and the Company’s proposed response thereto; and

(c) not merge or consolidate with any other Person, or sell, lease or otherwise dispose of all or any substantial part of its property or assets to any other Person.

4. Representations and Warranties. The Company hereby represents and warrants to Lender that:

(a) it is (i) a duly organized and validly existing limited liability partnership, (ii) in good standing and subsisting under the laws of the jurisdiction of its organization (iii) has the power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

(b) this Note constitutes the duly authorized, legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

(d) the execution, delivery and performance by the Company of this Note do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of the Company or (ii) result in the creation of any lien or other encumbrance with respect to the property of the Company; and

(e) there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or the ability of the Company to comply with its obligations hereunder.

5. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) failure of the Company to pay any principal under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, or failure of Company to pay any interest or other amount due under this Note within five Business Days after the date due; or

(b) failure of the Company to pay, or the default in the payment of, any amount due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness owing by the Company, to which the Company is a party or by which the Company or any of its property is bound beyond any grace period provided; or the occurrence of any other event or circumstance that, with notice or lapse of time or both, would permit acceleration of such indebtedness; or

(c) failure of the Company to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note; or

(d) any representation or warranty made by the Company to Lender in connection with this Note shall prove to have been false in any material respect when made; or

(e) suspension of the usual business activities of the Company or the complete or partial liquidation of the Company’s business; or

(f)(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

(g) an order for relief shall be entered with respect to the Company or any of its subsidiaries or the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its subsidiaries shall make an assignment for the benefit of creditors; or the Company or any of its subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or

(h) The Company shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Lender; or

(i) any provision of this Note or any provision hereof or thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part.

6. Remedies. Upon the occurrence of any Event of Default specified in Section 6(f) or Section 6(g) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company). Upon the occurrence and during the continuance of any Event of Default, Lender may, by written notice to the Company, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Company). In such case Lender may, in addition to exercising any other rights and remedies it may have, exercise those rights of set off provided for in Section 8(c). Demand for payment may be made whether or not any of the foregoing events shall have occurred at any time on or after the date that is 90 days after the date of this Note.

7. Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Business Day” means any day on which both (a) the Federal Reserve Bank of New York is open for business and (b) commercial banks in London and New York City are open for domestic and foreign exchange business.

“Event of Default” means any of the events set forth in Section 5.

“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

8. Miscellaneous.

(a) All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, set by facsimile or delivered as follows:

if to the Company, at:

Liquid Trading Int’l, LLP

[address]

Attention:

Telephone:

Facsimile:

if to Lender, at:

Liquid Holdings Group. LLC

800 Third Avenue, 39th Floor

New York, NY 10022

Attention: Samuel Gaer

Telephone: (212) 293-269

Facsimile:

or in each case at such other address as shall be designated by Lender or the Company in accordance with this Section 8. All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax, Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

(b) The Company agrees to indemnify Lender against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Lender arising out of or in connection with or as a result of the transactions contemplated by this Note, except to the extent that such losses, claims, damages or liabilities result from Lender’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. In particular, the Company promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note. In addition to and not in limitation of any rights of set off that Lender or any other holder of this Note may now or hereafter have under applicable law, Lender or such other holder of this Note, upon the occurrence of any Event of Default, is hereby authorized at any time or from time to time, without notice of any kind to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all indebtedness at any time held or owing by Lender or such other holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to Lender under this Note and all other claims of any nature or description arising out of or connected with this Note, irrespective of whether or not Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(c) No failure or delay on the part of Lender or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between the Company and Lender shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Lender would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

(d) The Company and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(e) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(f) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address set forth below its signature hereto, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against the Company in the courts of any other jurisdiction.

(g) THE COMPANY AND, BY THEIR ACCEPTANCE OF THIS NOTE, LENDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED, The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company and, by their acceptance of this Note, Lender and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(h) The Company hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, the Company has caused this Demand Promissory Note to be executed and delivered as a Deed, as of the date first written above.

Executed as a Deed by LIQUID TRADING INT’L LLP

acting by

/s/ Brian Ferdinand

Name: Brian Ferdinand
Title: Member

In the presence of:	/s/ Deborah Kessler
Witness Name: Deborah Kessler Address: 10 Regent St., Jersey City, NJ Occupation: Managing Director

acting by

/s/ Richard Schaeffer

Name: Richard Schaeffer
Title: Member

In the presence of:	/s/ Deborah Kessler
Witness Name: Deborah Kessler Address: 10 Regent St., Jersey City, NJ Occupation: Managing Director